Exhibit 10.14

RUSSELL-STANLEY HOLDINGS, INC.
MANAGEMENT ANNUAL INCENTIVE COMPENSATION PLAN
1998


Management participants will be awarded annual incentive compensation based on the company's overall profit achievement, profit performance of the participant's business unit or division, and the achievement of specific non-financial objectives. Participants eligible for awards under the plan must be approved by the CEO.

Each participant will be assigned a target payout, expressed as a percentage of base salary, which reflects scope of responsibility and ability to impact overall business results. The award will have two components: a "financial" component and a "non-financial" component. The financial component of the award is calculated based on the profit performance of the business relative to profit target, which will normally be the budgeted profit for the business.

Each participant will also be assigned two weighting factors. The "discretionary" factor reflects the percentage of the total award determined based on "non-financial" objectives agreed to by the participant's manager. The second ("RSH") factor, also expressed as a percentage, reflects the portion of the financial component of the award which is attributed to R-S Holdings (the balance of the financial component being the portion attributed to the profit performance of the participant's business unit/division).

No payout will occur under either component of the award if the profit of Russell-Stanley Holdings (RSH) does not meet a threshold of 85% of the profit target. 100 percent of the target payout under the financial component of the award will be realized if the target profit of RSH and business unit is achieved. Maximum payout under the plan will occur if the profit of RSH and business unit meets or exceeds 120% of target.

For performance above or below target the payout will be determined as follows:
At threshold, payout is equal to 40% of target payout. At maximum performance, payout is equal to 175% of target payout. Awards for performance between threshold and target, or between target and maximum performance, are calculated based on linear interpolation between target and either extreme. This calculation is done for RSH and the business unit.

Payout under the discretionary component of the award will generally have the same payout range as the financial component (40% -175% of payout target, multiplied by the discretionary factor); however, greater payout can be awarded under this

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component, with approval of the CEO (and Board of Directors in the case of officers or senior staff).

Target payout percentages and weighting factors for all participants must be approved by the CEO, and by the Board of Directors in the case of officers or senior staff. No payouts can be made without the corresponding approvals, following approval by the Board of audited year end financial statements, normally by late February. Participants must be an employee of the company through December 31st of the Plan year in order to be eligible to receive payment under the plan. New employees joining the company mid year may be eligible for prorated participation with relevant CEO/Board approval. In the event of an acquisition or merger, profit targets will be adjusted, as required, by the Board.

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[GRAPHIC OMITTED]

Target Annual Incentive Compensation Levels


                                                         Target Level
                                                         (% of Base
Level                           Position                   Salary)

I                                 CEO                       .60 - .80


II                              RSH EVP                     .50 - .55
                               Subsidiary
                                President


III                              RSC VP                     .35 - .45
                               Division VP



IV                Nat'l Sales Regional Ops Senior Staff     .25 - .30



V                             Regional Sales                .10 - .20
                              Plant Managers
                              Dept. Managers
                               Key Account
                                   Mgrs
                               Junior Staff


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                         RUSSELL-STANLEY HOLDINGS, INC.
                            1998 PERFORMANCE TARGETS


                                     ($ IN 000'S)

RUSSELL-STANLEY HOLDINGS INC. EBITDA  =  $51,341

BUSINESS UNITS:

                PLASTIC:             EBITDA  =   $29,420

                STEEL:               EBITDA  =   $10,570 (BUDGET = $9,852)

                SERVICES             EBITDA - DRUM PURCH. =   $ 5,555

                HDL                  EBITDA  = C$ 6,520 (US$4,780)

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                         RUSSELL-STANLEY HOLDINGS, INC.
                            PERFORMANCE UNIT PLAN II
                               (FEBRUARY 26,1998)

The Performance Unit Plan is designed to recognize key employees' performance and contributions to the long term growth of the business. It is structured in a way to incentivize and retain key executives. Participants are recommended by the CEO and approved by the Board of Directors. Performance units are granted based on level of responsibility and ability to impact the long term performance of the business.

Each unit will have a target value of $100 if target performance of $169MM in EBITDA is achieved during the three calendar year period 1998, 1999 and 2000.

Unit values will be prorated based on following scale of cumulative EBITDA achievement:


                           $144MM    $144MM     $169MM      $211MM       $211MM

Award Earned
as % of Face
Value                          0        25        100         200          200


PAYMENT CONDITIONS:

o One third of the earn out will be paid after audited statements have been prepared for the three year period. The other two-thirds will be paid in two equal installments in February of each of the following years.

o Subject to prevailing government regulations, the Company will undertake to offer payment through a tax deferred plan (at the employee's option) in 2001.

o To be eligible for payment the employee must complete the three year period in the employ of the company and stay thereafter until the payout date of the award of each segment to receive subject segment.

o Partial payments may be made only if the employee takes long term disability during the plan period or retires. Payment will be prorated against the plan and the results achieved during the plan period adjusted for the time the recipient was employed by the Company. No partial payments will be made unless the employee completes at least one full year in the plan. Timing of payment will be made at discretion of the Board of Directors.

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o        Anybody who does not meet the above criteria will forfeit his units and whatever is owed under the plan.

o Subject to approval by the Board, executives who join the Company during the plan performance period may be granted a prorated Performance Unit award to reflect their service time with the organization and their opportunity to affect results.

o In the event of an acquisition or merger EBITDA achievement will be adjusted, as required, by the Board.


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